Exhibit 3.2

AMENDED AND RESTATED BYLAWS

OF

AIRGAS, INC.

ARTICLE I

OFFICES

SECTION 1. REGISTERED OFFICE. The registered office shall be established and maintained at the office of Capitol Services, Inc., 1675 South State Street, #B, Dover, Delaware 19901, and said corporation shall be the registered agent of this corporation in charge thereof.

SECTION 2. OTHER OFFICES. The corporation may have other offices, either within or without the State of Delaware, at such place or places as the board of directors of the corporation (the “Board of Directors”) may from time to time appoint or the business of the corporation may require.

ARTICLE II

MEETING OF STOCKHOLDERS

SECTION 1. ANNUAL MEETINGS. Annual meetings of stockholders for the election of directors, and for such other business as may be stated in the notice of the meeting, shall be held at such place, either within or without the State of Delaware, and at such time and date as the Board of Directors, by resolution, shall determine and as set forth in the notice of the meeting. In the event the Board of Directors fails to so determine the time, date and place of meeting, the annual meeting of stockholders shall be held at the offices of the corporation on the first Tuesday of April at 11:30 a.m.

If the date of the annual meeting shall fall upon a legal holiday, the meeting shall be held on the next business day. At each annual meeting, the stockholders entitled to vote thereat shall elect a Board of Directors and they may transact such other corporate business as shall be stated in the notice of the meeting.

SECTION 2. OTHER MEETINGS. Meetings of stockholders for any purpose may be held at such time and place, within or without the State of Delaware, as shall be stated in the notice of meeting.

SECTION 3. VOTING. (a) Each stockholder entitled to vote in accordance with the terms of the Certificate of Incorporation and in accordance with the provisions of these Bylaws shall be entitled to one vote, in person or by proxy, for each share of stock entitled to vote held by such stockholder, but no proxy shall be voted after three years from its date unless such proxy provides for a longer period. Upon the demand of any stockholder, the vote for directors and the vote upon any question before the meeting shall be by ballot. All elections for directors shall be decided by plurality vote; all other questions shall be decided by majority vote except as otherwise provided by the Certificate of Incorporation or the laws of the State of Delaware.

(b) A complete list of the stockholders entitled to vote at the ensuing election, arranged in alphabetical order, with the address of each and the number of shares held by each, shall be open to the examination of any stockholder for any purpose germane to the meeting during ordinary business hours, for a period of at least ten days beginning on the tenth day prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the meeting and place of the meeting during the whole time thereof and may be inspected by any stockholder who is present.

SECTION 4. QUORUM. Except as otherwise required by law, by the Certificate of Incorporation or by these Bylaws, the presence, in person or by proxy, of stockholders holding a majority of the stock of the corporation entitled to vote thereat shall constitute a quorum at all meetings of the stockholders. In case a quorum shall not be present at any meeting, a majority in interest of the stockholders, present in person or by proxy, shall have the power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until the requisite amount of stock entitled to vote shall be present. At any such adjourned meeting at which the requisite amount of stock entitled to vote shall be represented, any business may be transacted which might have been transacted at the meeting as originally noticed; provided, however, that only those stockholders entitled to vote at the meeting as originally noticed shall be entitled to vote at any adjournment or adjournments thereof.

SECTION 5. SPECIAL MEETINGS. Special meetings of the stockholders for any purpose or purposes may be called by the Chief Executive Officer, President or Secretary of the corporation or by resolution of the Board of Directors.

SECTION 6. NOTICE OF MEETINGS. Written notice, stating the place, date and time of the meeting, and the general nature of the business to be considered, shall be given to each stockholder entitled to vote thereat at his, her or its address as it appears on the records of the corporation not less than ten nor more than sixty days before the date of the meeting. No business other than that stated in the notice shall be transacted at any meeting without the unanimous consent of all the stockholders entitled to vote thereat.

SECTION 7. ACTION WITHOUT MEETING. Unless otherwise provided by the Certificate of Incorporation, any action required to be taken at any annual or special meeting of stockholders, or any action which may be taken at any annual or special meeting, may be taken without a meeting, without prior notice and without a vote, if a consent in writing setting forth the action so taken shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

ARTICLE III

DIRECTORS

SECTION 1. NUMBER AND TERM. The number of directors shall be determined by the Board of Directors. The directors shall be elected at the annual meeting of the stockholders and each director shall be elected to serve until his or her successor shall be elected and takes office. Directors need not be stockholders.

SECTION 2. RESIGNATIONS. Any director or member of a committee of the Board of Directors may resign at any time. Such resignation shall be made in writing and shall take effect at the time specified therein, or if no time is specified, at the time of its receipt by the Chief Executive Officer, President or Secretary of the corporation. The acceptance of a resignation shall not be necessary to make it effective, unless otherwise specified therein.

SECTION 3. VACANCIES. If the office of any director or member of a committee of the Board of Directors becomes vacant, the remaining directors in office, though less than a quorum, by a majority vote, may appoint any qualified person to fill such vacancy and such person shall hold office for the unexpired term and until his or her successor shall be duly chosen.

SECTION 4. REMOVAL. Except as hereinafter provided, any director or directors may be removed either for or without cause at any time by the affirmative vote of the holders of a majority of all the shares of stock outstanding and entitled to vote at a special meeting of the stockholders called for the purpose and the vacancies thus created may be filled at the meeting held for the purpose of removal by the affirmative vote of a majority in interest of the stockholders entitled to vote.

SECTION 5. CHAIRMAN. The Chairman of the Board of Directors, if one is elected, shall preside at all meetings of the Board of Directors and he or she shall have and perform such other duties as from time to time may be assigned to him or her by the Board of Directors.

SECTION 6. POWERS. The Board of Directors shall exercise all of the powers of the corporation, except such as are by law, by the Certificate of Incorporation or by these Bylaws conferred upon or reserved to the stockholders.

SECTION 7. COMMITTEES.

(a) The Board of Directors may, by resolution or resolutions passed by a majority of the entire Board of Directors, designate one or more committees consisting of one or more directors of the corporation. The Board of Directors may designate one or more directors as alternate members of any committee who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of any member of such committee or committees, the member or members thereof present at any meeting and not disqualified from voting, whether or not he, she or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member.

(b) Any such committee, to the extent provided in the resolution of the Board of Directors creating such committee or in these Bylaws, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the corporation and may authorize the seal of the corporation to be affixed to all papers which may require it; provided, however, that no such committee shall have the power or authority in reference to amending the Certificate of Incorporation, adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the corporation’s property and assets, recommending to the stockholders a dissolution of the corporation or a revocation of a dissolution or amending the Bylaws of the corporation; and, unless the resolution, these Bylaws or the Certificate of Incorporation expressly so provide, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock.

SECTION 8. MEETINGS.

(a) The newly elected directors may hold their first meeting for the purpose of organization and the transaction of business, if a quorum be present, immediately after the annual meeting of the stockholders or, alternatively, the time and place of such meeting may be fixed by consent in writing of all the directors.

(b) Regular meetings of the directors may be held without notice at such places and times as shall be determined from time to time by resolution of the directors.

(c) Special meetings of the Board of Directors may be called by the Chief Executive Officer, President or by the Secretary of the corporation on the written request of any director upon prior written notice to each director and shall be held at such place or places as may be determined by the directors or as may be stated in the notice of the meeting.

(d) Unless otherwise restricted by the Certificate of Incorporation or by these Bylaws, members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors, or any such committee, by means of telephone conference or similar communications equipment by means of which all persons participating in the meeting can hear each other and be heard and such participation in a meeting shall constitute presence in person at the meeting.

SECTION 9. QUORUM. A majority of the directors shall constitute a quorum for the transaction of business. If at any meeting of the Board of Directors there shall be less than a quorum present, a majority of those present may adjourn the meeting from time to time until a quorum is obtained and no further notice thereof need be given other than by announcement at the meeting which shall be so adjourned.

SECTION 10. COMPENSATION. Directors shall not receive any stated salary for their services as directors or as members of committees; provided, however, that, by resolution of the Board of Directors, a fixed fee and expenses of attendance may be allowed for attendance at each meeting. Nothing herein contained shall be construed to preclude any director from serving the corporation in any other capacity, as an officer, agent or otherwise, and receiving compensation therefor.

SECTION 11. ACTION WITHOUT MEETING. Any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting if prior to such action a written consent thereto is signed by all members of the Board of Directors or of such committee, as the case may be, and such written consent is filed with the minutes of proceedings of the Board of Directors or committee.

ARTICLE IV

OFFICERS

SECTION 1. OFFICERS. The officers of the corporation shall be (a) a Chief Executive Officer and/or President, (b) a Chief Financial Officer and/or a Treasurer and (c) a Secretary, all of whom shall be elected by the Board of Directors from time to time and who shall hold office until their successors are elected and qualified. In addition, the Board of Directors may elect a Chairman of the Board, one or more Senior Vice Presidents, Vice Presidents and one or more Assistant Secretaries, Assistant Treasurers and such other officers as they may deem proper. None of the officers of the corporation need be directors. More than two offices may be held by the same person.

SECTION 2. RESIGNATIONS. Any officer may resign at any time. Such resignation shall be made in writing and shall take effect at the time specified therein, or if no time is specified, at the time of its receipt by the Chief Executive Officer, President, Secretary or Chairman of the Board of Directors. Unless otherwise specified therein, the acceptance of a resignation shall not be necessary to make it effective.

SECTION 3. REMOVAL. Except as hereinafter provided, any officer or officers may be removed either for or without cause at any time by the Board of Directors.

SECTION 4. OTHER OFFICERS AND AGENTS. The Board of Directors may appoint such other officers and agents as it may deem advisable, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors.

SECTION 5. CHIEF EXECUTIVE OFFICER. The Chief Executive Officer shall have general direction over the affairs of the corporation and general supervision over its several officers, subject, however, to the control of the Board of Directors; shall have the power to sign and execute in the name of the Corporation all contracts, or other instruments authorized by the Board of Directors; and in general, shall perform all duties incident to the office of Chief Executive Officer and such other duties as from time to time may be assigned to him or her by the Board of Directors, or as are prescribed by these Bylaws. He or she shall at each annual meeting and from time to time, report to the stockholders and to the Board of Directors all matters within his or her knowledge which the interest of the Corporation may require to be brought to their notice. He or she shall preside at all meetings of the stockholders if present thereat and, in the absence or nonelection of the Chairman of the Board of Directors or a Vice Chairman of the Board of Directors, at all meetings of the Board of Directors. Except as the Board of Directors shall authorize the execution thereof in some other manner, he or she shall execute bonds, mortgages and other contracts on behalf of the corporation and shall cause the seal to be affixed to any instrument requiring it and when so affixed the seal shall be attested by the signature of the Secretary, the Chief Financial Officer, the Treasurer, an Assistant Secretary or an Assistant Treasurer.

SECTION 6. PRESIDENT. Subject to such supervisory powers, if any, as may be given by the Board of Directors to the Chief Executive Officer (if any such officer is elected), the President shall have general direction over the affairs of the corporation and general supervision over its several officers, subject, however, to the control of the Board of Directors. The President may sign with the Chief Financial Officer, the Treasurer, an Assistant Treasurer or the Secretary or an Assistant Secretary any or all Certificates of stock of the Corporation; shall have the power to sign and execute in the name of the Corporation all contracts or other instruments authorized by the Board of Directors and in general, shall perform all duties incident to the office of the President and such other duties as from time to time may be assigned to him by the Board of the Directors, or as are prescribed by these Bylaws.

SECTION 7. SENIOR VICE PRESIDENT; VICE PRESIDENT. Each Senior Vice President and Vice President shall have such powers and shall perform such duties as shall be assigned to him or her by the Board of Directors.

SECTION 8. CHIEF FINANCIAL OFFICER.

(a) The Chief Financial Officer shall have the custody of the corporate funds and securities and shall keep full and accurate account of receipts and disbursements in books belonging to the corporation. He or she shall deposit all moneys and other valuables in the name and to the credit of the corporation in such depositaries as may be designated by the Board of Directors.

(b) The Chief Financial Officer shall disburse the funds of the corporation as may be ordered by the Board of Directors, the Chief Executive Officer or the President, taking proper vouchers for such disbursements. He or she shall render to the Chief Executive Officer, the President and the Board of Directors at the regular meetings of the Board of Directors, or whenever they may request it, an account of all of his or her transactions as Chief Financial Officer and of the financial condition of the corporation.

SECTION 9. SECRETARY. The Secretary shall give, or cause to be given, notice of all meetings of stockholders and the Board of Directors and all other notices required by law or by these Bylaws. In case of his or her absence or refusal or neglect so to do, any such notice may be given by any person thereunto directed by the Chief Executive Officer or President. He or she shall record all the proceedings of the meetings of the corporation and of the Board of Directors in a book to be kept for that purpose and shall perform such other duties as may be assigned to him or her by the directors or the Chief Executive Officer or President. He or she shall have the custody of the seal of the corporation and shall affix the same to all instruments requiring it, when authorized by the directors or the Chief Executive Officer or President, and attest the same.

SECTION 10. TREASURER, ASSISTANT TREASURERS AND ASSISTANT SECRETARIES. Treasurers, Assistant Treasurers and Assistant Secretaries, if any, shall be elected and shall have such powers and shall perform such duties as shall be assigned to them, respectively, by the Board of Directors.

ARTICLE V

LIABILITY OF DIRECTORS

A director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (a) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) under Section 174 of the Delaware General Corporation Law or (d) for any transaction from which the director derived any improper personal benefit. If the Delaware General Corporation Law is hereafter amended to authorize the further elimination or limitation of the liability of a director, then the liability of a director of the corporation shall be eliminated or limited to the fullest extent permitted by the amended Delaware General Corporation Law. Any repeal or modification of the foregoing paragraph by the stockholders of the corporation shall not adversely affect any right or protection of a director of the corporation existing at the time of such repeal or modification.

ARTICLE VI

INDEMNIFICATION OF DIRECTORS, OFFICERS AND EMPLOYEES

SECTION 1. The corporation shall indemnify to the full extent permitted by, and in the manner permissible under, the laws of the State of Delaware any person made, or threatened to be made, a party to an action or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that he, his testator or intestate is or was a director or officer of the corporation or any predecessor of the corporation, or served any other enterprise as a director or officer at the request of the corporation or any predecessor of the corporation.

SECTION 2. General.

(a) The foregoing provisions of this Article VI shall be deemed to be a contract between the corporation and each director and officer who serves in such capacity at any time while this Bylaw is in effect, and any repeal or modification thereof shall not affect any rights or obligations then existing with respect to any state of facts then or theretofore existing or any action, suit or proceeding theretofore or thereafter brought based in whole or in part upon any such state of facts.

(b) The foregoing rights of indemnification shall not be deemed exclusive of any other rights to which any director or officer may be entitled apart from the provisions of this Article VI.

(c) The Board of Directors in its discretion shall have the power on behalf of the corporation to indemnify any person, other than a director or officer, made a party to any action, suit or proceeding by reason of the fact that he, his testator or intestate, is or was an employee of the corporation.

ARTICLE VII

MISCELLANEOUS

SECTION 1. UNCERTIFICATED SHARES. Shares of the corporation’s stock shall be issued in uncertificated form unless a certificate of stock is requested by a stockholder.

SECTION 2. CERTIFICATES OF STOCK. Certificates of stock, signed by (a) the Chairman or Vice Chairman of the Board of Directors, if they be elected, or the Chief Executive Officer, President or a Vice President and (b) the Chief Financial Officer, Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary, shall be issued to each stockholder requesting a certificate certifying the number of shares owned by him, her or it in the corporation. Any of or all the signatures may be facsimiles.

SECTION 3. LOST CERTIFICATES. A new certificate of stock may be issued in the place of any certificate theretofore issued by the corporation that is alleged to have been lost or destroyed and the directors may, in their discretion, require the owner of the lost or destroyed certificate, or his, her or its legal representatives, to give the corporation a bond in such sum as they may direct not exceeding double the value of the stock to indemnify the corporation against any claim that may be made against it on account of the alleged loss of any such certificate or the issuance of any such new certificate.

SECTION 4. TRANSFER OF SHARES. The shares of stock of the corporation shall be transferable only upon its books by the holders thereof or by his, her or its duly authorized attorneys or legal representatives and upon such transfer the old certificates shall be surrendered to the corporation by the delivery thereof to the person in charge of the stock and transfer books and ledgers, or to such other person as the directors may designate, by whom they shall be cancelled and new certificates shall thereupon be issued. A record shall be made of each transfer and, whenever a transfer shall be made for collateral security and not absolutely, it shall be so expressed in the entry of the transfer.

SECTION 5. STOCKHOLDERS RECORD DATE. In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty nor less than ten days before the date of such meeting or more than sixty days prior to any other action. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

SECTION 6. DIVIDENDS. Subject to the provisions of the Certificate of Incorporation, the Board of Directors may, out of funds legally available therefor declare dividends upon the capital stock of the corporation as and when they deem expedient. Before declaring any dividend, there may be set apart out of any funds of the corporation available for dividends such sum or sums as the directors from time to time in their discretion deem proper for working capital or as a reserve fund to meet contingencies or for equalizing dividends or for such other purposes as the directors shall deem conducive to the interests of the company.

SECTION 7. SEAL. The corporate seal shall be circular in form and shall contain the name of the corporation, the year of its creation and the words “CORPORATE SEAL DELAWARE”. Said seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

SECTION 8. FISCAL YEAR. The fiscal year of the corporation shall be determined by resolution of the Board of Directors.

SECTION 9. CHECKS. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the corporation shall be signed by such officer or officers or agent or agents of the corporation and in such manner as shall be determined from time to time by resolutions of the Board of Directors.

SECTION 10. NOTICE AND WAIVER OF NOTICE. Whenever any notice is required by these Bylaws to be given, personal notice is not meant unless expressly so stated and any notice so required shall be deemed to be sufficient if given by depositing the same in the United States mail, postage prepaid, addressed to the person entitled thereto at his or her address as it appears on the records of the corporation and such notice shall be deemed to have been given on the day of such mailing. Stockholders not entitled to vote shall not be entitled to receive notice of any meetings except as otherwise provided by statute.

Whenever any notice whatsoever is required to be given under the provisions of any law or under the provisions of the Certificate of Incorporation or these Bylaws, a waiver thereof in writing signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

ARTICLE VIII

AMENDMENTS

These Bylaws may be altered or repealed and Bylaws may be made (a) at any annual meeting of the stockholders (or at any special meeting thereof if notice of the proposed alteration or repeal or Bylaw or Bylaws to be made is contained in the notice of such special meeting) by the affirmative vote of holders of a majority in interest of the stock issued and outstanding and entitled to vote thereat or (b) by the affirmative vote of a majority of the Board of Directors, at any regular meeting of the Board of Directors (or at any special meeting of the Board of Directors if notice of the proposed alteration or repeal or Bylaw or Bylaws to be made is contained in the notice of such special meeting) or (c) by action of the stockholders or the Board of Directors without a meeting as permitted by the laws of the State of Delaware, the Certificate of Incorporation and these Bylaws.